UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

BEACON FEDERAL BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-33713 (Commission File Number)	26-0706826 (I.R.S. Employer Identification No.)

6611 Manlius Center Road, East Syracuse, NY 13057
(Address of principal executive offices)

(315) 433-0111
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On May 17, 2012, Beacon Federal Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders. There were 6,195,330 shares of common stock eligible to be voted at the Annual Meeting and 5,158,280 shares were represented in person or by proxy at the meeting which constituted a quorum to conduct business.

As further described in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 16, 2012, there were four proposals submitted to the Company’s shareholders at the Annual Meeting. The shareholders re-elected two directors, John W. Altmeyer and Thomas Driscoll, approved proposals 2 and 3 and voted for the One-Year option for proposal 4. The final results of voting on each of the proposals were as follows:

Proposal 1: Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes

John W. Altmeyer	3,570,569	467,533	1,120,178

Thomas Driscoll	3,567,631	470,471	1,120,178

Proposal 2: The ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accountants for the year ending December 31, 2012.

Votes For	Votes Against	Abstain

4,898,897	227,843	31,540

Proposal 3: The approval of an advisory, non-binding resolution to approve the executive compensation described in the proxy statement.

Votes For	Votes Against	Abstain	Broker Non-Votes

3,597,669	423,158	17,275	1,120,178

Proposal 4:  An advisory, non-binding proposal with respect to the frequency that stockholders will vote on Beacon Federal Bancorp, Inc.’s executive compensation.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes

3,839,321	108,204	65,469	25,108	1,120,178

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON FEDERAL BANCORP, INC.

Date: May 17, 2012	By:	/s/ Darren T. Crossett
Darren T. Crossett
Senior Vice President
(Duly Authorized Representative)